UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.
As previously disclosed, on January 31, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into an agreement (the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders have agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock, par value $0.001 (the “Common Stock”), and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (the “Second Lien Notes”) (such proposed exchange, the “Exchange Transaction”).
Also as previously disclosed, on January 31, 2018, the Company and certain investors entered into subscription agreements (the “Subscription Agreements”) whereby such investors agreed to purchase $40.0 million of Common Stock at $3.00 per share (subject to downward adjustment based on the pricing of the $156 million equity raise requirement under the Exchange Agreement (the “Equity Raise”)), subject to the closing of the Exchange Transaction (the “Exchange Closing”).
On March 18, 2018, additional investors entered into a subscription agreement to purchase $12.0 million of Common Stock at the lowest price per share paid in connection with the Equity Raise, subject to conditions to closing that are customary in private placements of this type and subject to the closing of the Exchange Transaction. In accordance with the terms of the subscription agreement, at the closing of the sale of these shares of Common Stock, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the additional investors pursuant to which the Company will agree to file with the Securities and Exchange Commission a registration statement registering for resale such shares of Common Stock. As a result, the Company now expects to receive an aggregate of $52.0 million in proceeds from the sale of the Common Stock under the most recent subscription agreement and the Subscription Agreements.
The Common Stock to be issued pursuant to the Subscription Agreements and the most recent subscription agreement was offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act. This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act).
Cautionary Note Regarding Forward-Looking Statements
Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Exchange Act, including statements regarding the expected terms of the Exchange Transaction and the other transactions contemplated by the Exchange Agreement. When used in this Current Report on Form 8-K, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all, including, without limitation, the Company’s ability to successfully obtain shareholder approval and complete the Equity Raise and the Exchange Transaction. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC and other factors discussed in this Form 8-K.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary